EXHIBIT 24(b)(11)




                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Global Emerging Growth Fund:

We consent to the use of our report dated October 21, 1996, included in the Registration Statement and to the reference to our firm under the heading "Financial Highlights," included in the Registration Statement.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP



Denver, Colorado
January 10, 1997






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